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                                                                     Exhibit 4.5



Certificate Number                          Number of Preferred Securities

     P-1                                             _____________



                            CUSIP NO. _____________

                  CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                            CRESCENT CAPITAL TRUST I

                   ___% CUMULATIVE TRUST PREFERRED SECURITIES

                (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)

     Crescent Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of ______________________ preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Crescent Capital Trust I ___% Cumulative Trust Preferred Securities (liquidation amount $10 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of ________ __, 1999, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, as amended, entered into by CB&T Holding Corporation., a Louisiana corporation, and Wilmington Trust Company, as guarantee trustee, dated as of __________ __, 1999 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.



     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.
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     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has
executed this certificate this ___ day of __________, 1999.



                              CRESCENT CAPITAL TRUST I



                              By:
                                 ----------------------------------
                              Name:      Paul R. Trapani, Jr.
                              Title:     Administrative Trustee



     This is one of the Preferred Securities referred to in the Trust Agreement.



Dated: ________ __, 1999      WILMINGTON TRUST COMPANY,
                                as Trustee



                              By:
                                 ----------------------------------
                                  Authorized Signatory
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                                   ASSIGNMENT



FOR VALUE RECEIVED, the undersigned assigns and transfers this Security certificate to:

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        (Insert assignees social security or tax identification number)

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                   (Insert address and zip code of assignee)

and irrevocably appoints

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---------------------------------------------------------- agent to transfer this Security certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:
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Signature:
           -----------------------------------
          (Sign exactly as your name appears on
          the other side of this Security)

Signature Guarantee:
                    --------------------------------------



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Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.